UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2009
REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (562)-346-1200
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
144A Offering
On July 7, 2009 (the “Closing Date”), Real Mex Restaurants, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), completed its previously announced offering of $130.0 million aggregate principal amount of 14.0% Senior Secured Notes due January 1, 2013 (the “Notes”), which are guaranteed (the “Guarantees”) by the Company’s parent, RM Restaurant Holding Corp., a Delaware corporation (“Holdco”), and all of the Company’s existing and future domestic restricted subsidiaries (together with Holdco, the “Guarantors”). The Notes were offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), a limited number of institutional accredited investors in the United States, and outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated July 7, 2009 (the “Indenture”), by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee.
Prior to July 1, 2011, we may redeem up to 35% of the original aggregate principal amount of Notes at a redemption price equal to 114% of the principal amount thereof, plus accrued and unpaid interest thereon, with the net proceeds of certain equity financings; provided that (i) at least 65% of the aggregate principal amount of Notes remains outstanding immediately after such redemption and (ii) the redemption occurs within 90 days of the date of the closing of such sale of our equity interests. Prior to July 1, 2011, we may also redeem some or all of the Notes at a “make-whole” premium. On or after July 1, 2011, we may redeem some or all of the Notes at 100% of the Notes’ principal amount, plus accrued and unpaid interest up to the date of redemption.
Within 90 days of the end of each four fiscal quarter period ending on or near December 31, beginning in 2009, the Company must, subject to certain exceptions, offer to repay the notes with 75% of the Excess Cash Flow (as defined in the Indenture) from the period, at 100% of the principal amount plus any accrued and unpaid interest and liquidated damages. If the excess cash flow offer is prohibited by the terms of our senior secured revolving credit facility (described below), we will deposit the amount that would have been used to fund the excess cash flow offer into an escrow account. Funds from the escrow account will only be released to the Company to repay borrowings under the senior secured revolving credit facility or to make an excess cash flow offer.
If we undergo a change of control, we will be required to make an offer to each holder to repurchase all or a portion of their Notes at 101% of their principal amount, plus accrued and unpaid interest up to the date of purchase. If we sell assets outside the ordinary course of business and we do not use the net proceeds for specified purposes, we may be required to use such net proceeds to repurchase the Notes at 100% of their principal amount, together with accrued and unpaid interest up to the date of repurchase.
The terms of the Indenture generally limit our ability and the ability of our restricted subsidiaries to, among other things: (i) make certain investments or other restricted payments; (ii) incur additional debt and issue preferred stock; (iii) create or incur liens on assets to secure debt; (iv) incur dividend or other payment restrictions with regard to restricted subsidiaries; (v) transfer, sell or consummate a merger or consolidation of all, or substantially all, of our assets; (vi) enter into transactions with affiliates; (vii) change our line of business; (viii) repay certain indebtedness prior to stated maturities; (ix) pay dividends or make other distributions on, redeem or repurchase, capital stock or subordinated indebtedness; (x) engage in sale and leaseback transactions; or (xi) issue stock of subsidiaries.
The Notes and the Guarantees are secured by a second-priority security interest in substantially all of the assets of the Company and the Guarantors, including the pledge of 100% of all outstanding equity interests of each of the Company’s domestic subsidiaries (such security interests and pledges, together, the “Security Interests”). On the Closing Date, in connection with the grant of the Security Interests to Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), for the benefit of the holders of the Notes, the following agreements were entered into: (i) that certain Security Agreement (the “Security Agreement”) by the Company and the Guarantors in favor of the Collateral Agent; (ii) that certain Stock Pledge Agreement (the “Stock Pledge Agreement”), by the Company and the Guarantors in favor of the Collateral Agent; (iii) that certain Membership Interest Pledge Agreement (the “Membership Interest Pledge Agreement”), by CKR Acquisition Corp., a Delaware corporation, in favor of the Collateral Agent; and (iv) that certain Trademark Collateral Security and Pledge Agreement, by the Company and the Guarantors in favor of the Collateral Agent (the “Trademark Agreement”).

The Notes have not been registered under the Securities Act or any state securities laws and may not be sold except in a transaction registered under, or exempt from, the registration provisions of the Securities Act and applicable state securities laws. On the Closing Date, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors have agreed for the benefit of the holders of the Notes to file with the Securities and Exchange Commission (the “Commission”) and cause to become effective a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Notes for an issue of the Company’s senior secured notes (the “Exchange Notes”) with terms identical to the Notes in all material respects. In addition, we have agreed to file, in certain circumstances, a shelf registration statement covering resales of the Notes.
The net proceeds from the issuance of the Notes was used to refinance a portion of our existing indebtedness, including repayment of our $105.0 million notes due April 1, 2010, which accrued interest at rate of 10.25%, and to pay fees and expenses in connection therewith.
Senior Secured Revolving Credit Facility
In connection with the offering of the Notes, we entered into Amendment No. 4 (the “Amendment”) to that certain Second Amended and Restated Revolving Credit Agreement, dated as of January 29, 2007, by and among the Company, the other borrowers party thereto, the lenders party thereto and General Electric Capital Corporation, as agent and administrative agent (the “Senior Secured Credit Facility”). The Senior Secured Credit Facility provides for a $15.0 million revolving credit facility and a $25.0 million letter of credit facility. Obligations under the Senior Secured Credit Facility are guaranteed by the Guarantors and secured by a first-priority security interest in substantially all of the assets of the Company and the Guarantors. The Amendment extends the term of the Senior Secured Credit Facility to three years from the date of the Closing Date and modifies certain financing covenants. Interest on the outstanding borrowings under the Senior Secured Credit Facility will be based on the ninety-day LIBOR, plus 7.0%, with a ninety-day LIBOR floor of 2.0%, and fees on the letters of credit issued thereunder will accrue at a rate of 4.5% per annum.
Senior Unsecured Credit Facility
On October 5, 2006, we entered into an Amended and Restated Senior Unsecured Credit Facility, providing for a $65.0 million senior unsecured credit facility, consisting of a single term loan maturing on October 5, 2010 (the “Senior Unsecured Credit Facility”). In connection with the offering of the Notes, we entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”), by and among the Company, Holdco, the lenders party thereto and Credit Suisse, Cayman Islands Branch, pursuant to which the principal balance of the existing unsecured loan owing by the Company under the Senior Unsecured Credit Facility was reduced from $65.0 million to $25.0 million through (i) the assumption by Holdco of $25.0 million of such unsecured debt and (ii) the exchange by a lender under the Senior Unsecured Credit Facility of $15.0 million of such unsecured debt for $4,583,000 aggregate principal amount of Notes. Interest under the Senior Unsecured Credit Facility will accrue at an annual rate of 16.5% and will be payable quarterly; provided that (i) such interest will be payable in kind for the first four quarters following the Closing Date and (ii) thereafter will be payable in a combination of cash and in kind. The term of the Senior Unsecured Credit Facility was extended to four years from the Closing Date and certain covenants were modified.

The foregoing descriptions of the Notes, the Indenture, the Registration Rights Agreement, the Security Agreement, the Stock Pledge Agreement, the Membership Interest Pledge Agreement, the Trademark Agreement, the Amendment and the Second Amended and Restated Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of such documents, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and each of which is incorporated by reference in this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
On July 7, 2009, the Company issued a press release announcing the consummation of its offering of the Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference in this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Form of Note (contained in the Indenture listed as Exhibit 4.2 below).

4.2	Indenture, dated July 7, 2009, by and among Real Mex Restaurants, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated July 7, 2009, by and among Real Mex Restaurants, Inc., the guarantors party thereto and Jefferies & Company, Inc.

10.2	Security Agreement, dated July 7, 2009, by Real Mex Restaurants, Inc. and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.

10.3	Stock Pledge Agreement, dated July 7, 2009, by Real Mex Restaurants, Inc. and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.

10.4	Membership Interest Pledge Agreement, dated July 7, 2009, by CKR Acquisition Corp. in favor of Wells Fargo Bank, National Association, as collateral agent.

10.5
Trademark Collateral Security and Pledge Agreement, dated July 7, 2009, Real Mex Restaurants, Inc. and the other assignors party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.

10.6
Amendment No. 4 to Second Amended and Restated Revolving Credit Agreement, dated July 7, 2009, by and among Real Mex Restaurants, Inc., the borrowers party thereto, the lenders party thereto and General Electric Capital Corporation, as agent and administrative agent.

10.7
Second Amended and Restated Credit Agreement, dated July 7, 2009, by and among Real Mex Restaurants, Inc., RM Restaurant Holding Corp., the lenders party thereto and Credit Suisse, Cayman Islands Branch, as administrative agent, sole bookrunner and sole lead arranger.

99.1	Press Release, dated July 7, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.
Date: July 8, 2009	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Note (contained in the Indenture listed as Exhibit 4.2 below).

4.2	Indenture, dated July 7, 2009, by and among Real Mex Restaurants, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

10.1	Registration Rights Agreement, dated July 7, 2009, by and among Real Mex Restaurants, Inc., the guarantors party thereto and Jefferies & Company, Inc.

10.2	Security Agreement, dated July 7, 2009, by Real Mex Restaurants, Inc. and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.

10.3	Stock Pledge Agreement, dated July 7, 2009, by Real Mex Restaurants, Inc. and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.

10.4	Membership Interest Pledge Agreement, dated July 7, 2009, by CKR Acquisition Corp. in favor of Wells Fargo Bank, National Association, as collateral agent.

10.5
Trademark Collateral Security and Pledge Agreement, dated July 7, 2009, Real Mex Restaurants, Inc. and the other assignors party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.

10.6
Amendment No. 4 to Second Amended and Restated Revolving Credit Agreement, dated July 7, 2009, by and among Real Mex Restaurants, Inc., the borrowers party thereto, the lenders party thereto and General Electric Capital Corporation, as agent and administrative agent.

10.7
Second Amended and Restated Credit Agreement, dated July 7, 2009, by and among Real Mex Restaurants, Inc., RM Restaurant Holding Corp., the lenders party thereto and Credit Suisse, Cayman Islands Branch, as administrative agent, sole bookrunner and sole lead arranger.

99.1	Press Release, dated July 7, 2009.